Exhibit 99.1

Archrock Announces Expiration of Hart-Scott-Rodino Act Waiting Period for Acquisition of Total Operations and Production Services, LLC

HOUSTON, August 27, 2024 – Archrock, Inc. (NYSE: AROC) today announced the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), in connection with its pending acquisition of Total Operations and Production Services, LLC.

The expiration of the waiting period under the HSR Act satisfies an important condition necessary for the completion of the transaction.

The transaction is expected to close in the third quarter of 2024 subject to the satisfaction of other customary closing conditions.

About Archrock

Archrock is an energy infrastructure company with a primary focus on midstream natural gas compression and a commitment to helping its customers produce, compress and transport natural gas in a safe and environmentally responsible way. Headquartered in Houston, Texas, Archrock is a premier provider of natural gas compression services to customers in the energy industry throughout the U.S. and a leading supplier of aftermarket services to customers that own compression equipment. For more information on how the Company embodies its purpose, WE POWER A CLEANER AMERICATM, visit www.archrock.com.

Forward-Looking Statements

This press release contains forward-looking statements, which include statements about the expected benefits of the acquisition of Total Operations and Production Services, LLC, including the the anticipated completion of the acquisition and the timing thereof. These statements are not guarantees of future performance or actions. Forward-looking statements rely on a number of assumptions concerning future events and are subject to risks and uncertainties. If one or more of these risks or uncertainties materialize, actual results may differ materially from those contemplated by a forward-looking statement. Forward-looking statements speak only as of the date on which they are made. Archrock expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. A further list and description of risks, uncertainties and other matters can be found in Archrock’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and as set forth from time to time in Archrock’s filings with the Securities and Exchange Commission. These filings are available online at www.sec.gov and www.archrock.com.

For information, contact:

Archrock, Inc.
INVESTORS Megan Repine VP of Investor Relations 281-836-8360 investor.relations@archrock.com
MEDIA Andrew Siegel / Jed Repko Joele Frank 212-355-4449

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